Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Marc Kaplan
781-522-5110	781-522-5141

Raytheon Reports Strong Third Quarter 2008 Results; Increases Full-Year Guidance and Announces New $2.0 Billion Share Repurchase Plan

Highlights

•	Sales of $5.9 billion, up 12 percent

•	Operating income of $680 million, up 19 percent

•	Earnings per share (EPS) from continuing operations of $1.01, up 17 percent

•	Strong bookings of $5.8 billion; backlog of $37.0 billion

•	Credit rating upgraded to A- by Standard & Poor’s and Fitch

WALTHAM, Mass., (October 23, 2008) – Raytheon Company (NYSE: RTN) reported third quarter 2008 income from continuing operations of $427 million or $1.01 per diluted share compared to $380 million or $0.86 per diluted share in the third quarter 2007. Third quarter 2008 income from continuing operations was higher primarily due to operational improvements and lower pension expense.

“We delivered strong results during the quarter,” said William H. Swanson, Raytheon’s Chairman and CEO. “With our innovative technologies, breadth of programs, global customers and strong balance sheet, we continue to be well positioned for growth.”

Third quarter 2008 net income was $427 million or $1.01 per diluted share compared to $299 million or $0.68 per diluted share in the third quarter 2007. Net income for the third quarter 2007 included an $81 million loss in discontinued operations or $0.18 per diluted share primarily related to Flight Options, which was sold in the fourth quarter 2007.

Net sales for the third quarter 2008 were $5.9 billion, up 12 percent from $5.2 billion in the third quarter 2007, with growth across all of the Company’s businesses.

Operating cash flow from continuing operations for the third quarter 2008 was $758 million compared to $691 million for the third quarter 2007.

In the third quarter 2008 the Company repurchased 6.0 million shares of common stock for $340 million, as part of the Company’s previously announced share repurchase program. The Company has repurchased 16.7 million shares of common stock year-to-date for $1.0 billion. Also during the quarter, both Standard & Poor’s and Fitch rating services upgraded the Company’s senior unsecured credit rating from BBB+ to A-.

The Board of Directors, on October 22, 2008, authorized the repurchase of an additional $2.0 billion of the Company’s outstanding common stock. Share repurchases will take place from time to time at management’s discretion depending on market conditions.

Summary Financial Results
	3rd Quarter		% Change	Nine Months		% Change
($ in millions, except per share data)	2008	2007		2008	2007
Net Sales	$5,864	$5,219	12%	$17,088	$15,301	12%
Total Operating Expenses	5,184	4,647		15,138	13,619

Operating Income	680	572	19%	1,950	1,682	16%
Non-operating Expenses	31	8		62	96

Income from Cont. Ops. before Taxes	$649	$564	15%	$1,888	$1,586	19%

Income from Continuing Operations	$427	$380	12%	$1,253	$1,059	18%
Inc. (Loss) from Disc. Ops., Net of Tax*	—	(81)	NM	(2)	921	NM

Net Income	$427	$299	NM	$1,251	$1,980	NM

Diluted EPS from Continuing Ops.	$1.01	$0.86	17%	$2.93	$2.36	24%

Diluted EPS	$1.01	$0.68	NM	$2.93	$4.42	NM

Operating Cash Flow from Cont. Ops.**	$758	$691		$1,592	$308

Workdays in Fiscal Reporting Calendar	63	63		190	186

*	Includes after-tax impairment charges of $69 million in the Flight Options (FO) business in Q3 ’07 and an after-tax net gain of $986 million on the sale of Raytheon Aircraft Company (RAC) in Q2 ’07.

**	Includes cash tax payments of $157 million in Q3 ’07 and $473 million in Q3 YTD ’07 related to the gain on the RAC sale.

NM – Not meaningful for comparison purposes due to impairment charges in FO in Q3 ’07 and the gain on sale of RAC in Q2 ’07.

Bookings and Backlog

Bookings

	3rd Quarter		Nine Months
(in millions)	2008	2007	2008	2007
Total Bookings	$5,766	$6,327	$18,290	$16,317

Backlog

	Period Ending
(in millions)	09/28/08	12/31/07
Backlog	$36,985	$36,614
Funded Backlog	$21,145	$20,518

The Company reported total bookings for the third quarter 2008 of $5.8 billion compared to $6.3 billion in the third quarter 2007. The Company ended the third quarter 2008 with a backlog of $37.0 billion compared to $36.6 billion at the end of 2007 and $33.9 billion at the end of the third quarter 2007.

Outlook

2008 Financial Outlook
	Current	Prior*
Net Sales ($B)	22.9 - 23.2	22.6 - 23.1
FAS/CAS Pension Inc./(Exp.) ($M)	(125)	(150)
Interest Inc./(Exp.), net ($M)	(50) - (55)	(40) - (55)
Diluted Shares (M)	426 - 428	426 - 428
EPS from Cont. Ops.	$3.95 - $4.00	$3.80 - $3.95
Operating Cash Flow from Cont. Ops. ($B)	2.2 - 2.4	2.2 - 2.4
ROIC (%)	10.3 - 10.5	9.9 - 10.4

*	As of July 24, 2008

The Company has increased full-year 2008 guidance for net sales, earnings per share from continuing operations and Return on Invested Capital (ROIC), and updated FAS/CAS pension expense and net interest expense. See attachment F for the Company’s calculation and use of ROIC, a non-GAAP financial measure.

Outlook (Continued)

The Company has also provided its initial financial outlook for 2009.

2009 Financial Outlook
	2008	2009
Net Sales ($B)	22.9 - 23.2	24.3 - 24.8
FAS/CAS Pension Inc./(Exp.) ($M)	(125)	77
EPS from Cont. Ops.	$3.95 - $4.00	$4.45 - $4.60
Operating Cash Flow from Cont. Ops. ($B)	2.2 - 2.4	2.2 - 2.4

Charts containing additional information on the Company’s 2008 and 2009 guidance are available on the Company’s website at www.raytheon.com. Additional information regarding the Company’s 2009 guidance will be provided on the fourth quarter earnings conference call scheduled for January 29, 2009.

Segment Results

Integrated Defense Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$1,276	$1,147	11%	$3,725	$3,405	9%
Operating Income	$206	$206	—%	$626	$617	1%
Operating Margin	16.1%	18.0%		16.8%	18.1%

Integrated Defense Systems (IDS) had third quarter 2008 net sales of $1,276 million, up 11 percent compared to $1,147 million in the third quarter 2007, primarily due to growth on U.S. Army programs and a U.S. Navy program. IDS recorded $206 million of operating income in both the third quarter 2008 and the third quarter 2007.

IDS’ bookings during the quarter included $127 million on several contracts for the U.S. Army.

Intelligence and Information Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$801	$680	18%	$2,322	$1,934	20%
Operating Income	$67	$64	5%	$186	$182	2%
Operating Margin	8.4%	9.4%		8.0%	9.4%

Intelligence and Information Systems (IIS) had third quarter 2008 net sales of $801 million, up 18 percent compared to $680 million in the third quarter 2007, primarily due to the U.K. e-Borders program. IIS recorded $67 million of operating income compared to $64 million in the third quarter 2007. The increase in operating income was primarily due to higher volume, partially offset by certain acquisition costs and other investments in cyber operations and information security capabilities.

During the quarter, IIS booked $119 million on the Consolidated Field Services (CFS) contract to provide support to the U.S. Air Force. IIS also booked $294 million on a number of classified contracts.

Missile Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$1,351	$1,247	8%	$4,017	$3,631	11%
Operating Income	$145	$139	4%	$438	$393	11%
Operating Margin	10.7%	11.1%		10.9%	10.8%

Missile Systems (MS) had third quarter 2008 net sales of $1,351 million, up 8 percent compared to $1,247 million in the third quarter 2007, primarily due to higher volume on the Advanced Medium-Range Air-to-Air Missile (AMRAAM) and Phalanx programs. MS recorded $145 million of operating income compared to $139 million in the third quarter 2007. The increase in operating income was primarily due to higher volume.

During the quarter, MS booked $200 million for the production of Phalanx for the U.S. Navy, $125 million for the competitive development of the U.S. Army-led Joint Air to Ground Missile (JAGM) program and $114 million for the production of the Rolling Airframe Missile (RAM) for an international customer.

Network Centric Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$1,145	$1,036	11%	$3,385	$3,017	12%
Operating Income	$143	$123	16%	$411	$379	8%
Operating Margin	12.5%	11.9%		12.1%	12.6%

Network Centric Systems (NCS) had third quarter 2008 net sales of $1,145 million, up 11 percent compared to $1,036 million in the third quarter 2007, primarily due to increased volume on certain U.S. Army programs. NCS recorded $143 million of operating income compared to $123 million in the third quarter 2007. The increase in operating income was primarily due to higher volume.

During the quarter, NCS booked $233 million for the design and development phase of the Joint Precision Approach and Landing System (JPALS) for the U.S. Navy.

Space and Airborne Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$1,092	$1,016	7%	$3,183	$3,045	5%
Operating Income	$147	$121	21%	$412	$383	8%
Operating Margin	13.5%	11.9%		12.9%	12.6%

Space and Airborne Systems (SAS) had third quarter 2008 net sales of $1,092 million, up 7 percent compared to $1,016 million in the third quarter 2007, primarily due to increased volume on certain domestic sensor programs. SAS recorded $147 million of operating income compared to $121 million in the third quarter 2007. The increase in operating income was primarily due to higher volume and improved program performance.

SAS booked $434 million on a number of classified contracts.

Technical Services

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2008	2007		2008	2007
Net Sales	$689	$554	24%	$1,857	$1,531	21%
Operating Income	$45	$37	22%	$125	$92	36%
Operating Margin	6.5%	6.7%		6.7%	6.0%

Technical Services (TS) had third quarter 2008 net sales of $689 million, up 24 percent compared to $554 million in the third quarter 2007, primarily due to growth in training programs. TS recorded operating income of $45 million in the third quarter 2008 compared to $37 million in the third quarter 2007. The increase in operating income was primarily due to higher volume.

During the quarter, TS booked $437 million for the Air Traffic Control Optimum Training Solution (ATCOTS) contract for the Federal Aviation Administration (FAA). TS also booked an additional $409 million for work on the Warfighter Field Operations Customer Support (FOCUS) contract for the U.S. Army, bringing the year-to-date bookings on the program to $827 million.

Raytheon Company (NYSE: RTN), with 2007 sales of $21.3 billion, is a technology leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 86 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 72,000 people worldwide.

Conference Call on the Third Quarter 2008 Financial Results

Raytheon’s financial results conference call will be held on Thursday, October 23, 2008 at 9 a.m. EDT. Participants will include William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (866) 770 – 7051. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2008 and 2009 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of the current downturn in the financial markets; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

Third Quarter 2008

	Three Months Ended		Nine Months Ended
(In millions, except per share amounts)	28-Sep-08	23-Sep-07	28-Sep-08	23-Sep-07
Net sales	$5,864	$5,219	$17,088	$15,301

Operating expenses
Cost of sales	4,674	4,150	13,603	12,200
Administrative and selling expenses	380	355	1,156	1,042
Research and development expenses	130	142	379	377

Total operating expenses	5,184	4,647	15,138	13,619

Operating income	680	572	1,950	1,682

Interest expense	29	41	97	155
Interest income	(16)	(42)	(56)	(127)
Other expense, net	18	9	21	68

Non-operating expense, net	31	8	62	96

Income from continuing operations before taxes	649	564	1,888	1,586
Federal and foreign income taxes	222	184	635	527

Income from continuing operations	427	380	1,253	1,059
Operating income (loss) from discontinued operations, net of tax	—	(81)	(2)	(65)
Gain on sale of discontinued operation, net of tax	—	—	—	986

Income (loss) from discontinued operations, net of tax	—	(81)	(2)	921

Net income	$427	$299	$1,251	$1,980

Earnings per share from continuing operations
Basic	$1.04	$0.88	$3.03	$2.43
Diluted	$1.01	$0.86	$2.93	$2.36
Earnings (loss) per share from discontinued operations
Basic	$—	$(0.19)	$(0.01)	$2.11
Diluted	$—	$(0.18)	$(0.01)	$2.06
Earnings per share
Basic	$1.04	$0.69	$3.02	$4.54
Diluted	$1.01	$0.68	$2.93	$4.42
Average shares outstanding
Basic	409.9	431.2	413.9	436.3
Diluted	421.6	443.0	427.2	448.2

Attachment B

Raytheon Company

Preliminary Segment Information

Third Quarter 2008

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
(In millions, except percentages)	28-Sep-08	23-Sep-07	28-Sep-08	23-Sep-07	28-Sep-08	23-Sep-07
Integrated Defense Systems	$1,276	$1,147	$206	$206	16.1%	18.0%
Intelligence and Information Systems	801	680	67	64	8.4%	9.4%
Missile Systems	1,351	1,247	145	139	10.7%	11.1%
Network Centric Systems	1,145	1,036	143	123	12.5%	11.9%
Space and Airborne Systems	1,092	1,016	147	121	13.5%	11.9%
Technical Services	689	554	45	37	6.5%	6.7%
FAS/CAS Pension Adjustment	—	—	(26)	(67)
Corporate and Eliminations	(490)	(461)	(47)	(51)

Total	$5,864	$5,219	$680	$572	11.6%	11.0%

	Net Sales Nine Months Ended		Operating Income Nine Months Ended		Operating Income As a Percent of Sales Nine Months Ended
	28-Sep-08	23-Sep-07	28-Sep-08	23-Sep-07	28-Sep-08	23-Sep-07
Integrated Defense Systems	$3,725	$3,405	$626	$617	16.8%	18.1%
Intelligence and Information Systems	2,322	1,934	186	182	8.0%	9.4%
Missile Systems	4,017	3,631	438	393	10.9%	10.8%
Network Centric Systems	3,385	3,017	411	379	12.1%	12.6%
Space and Airborne Systems	3,183	3,045	412	383	12.9%	12.6%
Technical Services	1,857	1,531	125	92	6.7%	6.0%
FAS/CAS Pension Adjustment	—	—	(93)	(192)
Corporate and Eliminations	(1,401)	(1,262)	(155)	(172)

Total	$17,088	$15,301	$1,950	$1,682	11.4%	11.0%

Attachment C

Raytheon Company

Other Preliminary Information

Third Quarter 2008

	Funded Backlog		Total Backlog
(In millions)	28-Sep-08	31-Dec-07	28-Sep-08	31-Dec-07
Integrated Defense Systems	$4,334	$4,781	$7,943	$9,296
Intelligence and Information Systems	2,199	2,325	5,518	5,636
Missile Systems	5,514	5,218	9,949	9,379
Network Centric Systems	4,045	3,957	5,498	5,102
Space and Airborne Systems	3,164	3,037	5,246	5,276
Technical Services	1,889	1,200	2,831	1,925

Total	$21,145	$20,518	$36,985	$36,614

	Bookings Three Months Ended
	28-Sep-08	23-Sep-07
Total Bookings	$5,766	$6,327

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

Third Quarter 2008

(In millions)	28-Sep-08	31-Dec-07
Assets
Cash and cash equivalents	$2,761	$2,655
Accounts receivable, net	120	126
Contracts in process	4,366	3,821
Inventories	356	386
Deferred taxes	452	432
Prepaid expenses and other current assets	113	196

Total current assets	8,168	7,616
Property, plant and equipment, net	1,990	2,058
Prepaid retiree benefits	668	617
Goodwill	11,667	11,627
Other assets, net	1,273	1,363

Total assets	$23,766	$23,281

Liabilities and Stockholders’ Equity
Advance payments and billings in excess of costs incurred	$1,850	$1,845
Accounts payable	1,196	1,141
Accrued employee compensation	838	902
Other accrued expenses	1,175	900

Total current liabilities	5,059	4,788
Accrued retiree benefits and other long-term liabilities	2,959	3,016
Deferred taxes	515	451
Long-term debt	2,273	2,268
Minority interest	253	216
Stockholders’ equity
Common stock	4	4
Additional paid-in capital	10,838	10,544
Accumulated other comprehensive loss	(1,900)	(1,956)
Treasury stock, at cost	(3,571)	(2,502)
Retained earnings	7,336	6,452

Total stockholders’ equity	12,707	12,542

Total liabilities and stockholders’ equity	$23,766	$23,281

Attachment E

Raytheon Company

Preliminary Cash Flow Information

Third Quarter 2008

	Three Months Ended		Nine Months Ended
(In millions)	28-Sep-08	23-Sep-07	28-Sep-08	23-Sep-07
Net income	$427	$299	$1,251	$1,980
(Income) loss from discontinued operations, net of tax	—	81	2	(921)

Income from continuing operations	427	380	1,253	1,059
Depreciation	75	74	217	214
Amortization	24	21	71	61
Working capital (excluding pension and taxes)*	3	163	(382)	(529)
Discontinued operations	(5)	40	(21)	(43)
Net activity in financing receivables	21	15	46	71
Other	208	38	387	(568)

Net operating cash flow	753	731	1,571	265
Capital spending	(68)	(65)	(167)	(160)
Internal use software spending	(28)	(17)	(58)	(51)
Acquisitions	(20)	—	(54)	—
Investment activity and divestitures	—	—	9	3,117
Dividends	(117)	(111)	(344)	(331)
Repurchases of common stock	(340)	(500)	(1,020)	(1,301)
Debt repayments	—	(568)	—	(1,606)
Discontinued operations	—	(1)	—	(29)
Other	27	95	169	245

Total cash flow	$207	$(436)	$106	$149

*	Working capital (excluding pension and taxes) is a summation of changes in: accounts receivable, net, contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

Third Quarter 2008

We define Return on Invested Capital (ROIC) as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the impact of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (SFAS No. 158). ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of capital and as an element of management compensation.

Return on Invested Capital

	2008 Current Guidance		2008 Prior Guidance
(In millions, except percentages)	Low end of range	High end of range	Low end of range	High end of range
Income from continuing operations
Net interest expense, after-tax*	Combined	Combined	Combined	Combined
Lease expense, after-tax*

Return	$1,780	$1,800	$1,715	$1,780

Net debt **
Equity less investment in discontinued operations
Lease expense x 8, plus financial guarantees	Combined	Combined	Combined	Combined
SFAS No. 158 impact
Invested capital from continuing operations***	$17,300	$17,100	$17,300	$17,100

ROIC	10.3%	10.5%	9.9%	10.4%

*	Effective 2008 tax rate: 33.5% (2008 guidance)

**	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average

***	Calculated using a 2 point average